Exhibit 5.2

150 Third Avenue South, Suite 2800
Nashville, Tennessee  37201
(615) 742-6200
March 4, 2024
CoreCivic, Inc.
5501 Virginia Way, Suite 110
Brentwood, Tennessee  37027
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to CoreCivic, Inc., a Maryland corporation (the “Company”) and the subsidiary guarantors identified in Schedule I hereto (collectively, the “Texas Subsidiary Guarantors,” and each, a “Texas Subsidiary Guarantor”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (i) shares of the Company’s common stock, $0.01 par value per share, (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share, (iii) one or more series of the Company’s debt securities (collectively, the “Debt Securities”) to be issued from time to time under an indenture entered into between the Company, as issuer, and Equiniti Trust Company, LLC, as trustee (the “Indenture”) (which is included as an exhibit to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) guarantees of the Debt Securities (the “Guarantees”) by the Texas Subsidiary Guarantors to be issued pursuant to the Applicable Indenture, (v) warrants (the “Warrants”) and (vi) units (the “Units”). The Debt Securities, Guarantees, Warrants and Units are referred to herein collectively as the “Securities.”
In rendering our opinions herein, we have relied upon certificates, dated the date of this opinion, signed by officers of the Company and the Texas Subsidiary Guarantors with respect to various factual matters, without having independently verified such factual matters, and certificates of public officials referred to below. In addition, we have reviewed and relied upon (i) such organizational documents of the Texas Subsidiary Guarantors and such other records, documents, (ii) with respect to each Texas Subsidiary Guarantor, certificates from the secretary of such Texas Subsidiary Guarantor certifying in each instance as to true and correct copies of the certificate of formation and limited liability company agreement of such Texas Subsidiary Guarantor and resolutions of the sole member of such Texas Subsidiary Guarantor authorizing the Guarantees by such Texas Subsidiary Guarantor pursuant to the terms of the supplemental indenture and to perform their obligations under the supplemental indenture, (iii) with respect to each Texas Subsidiary Guarantor, a certificate dated February 27, 2024, issued by the Office of the Secretary of State of Texas, attesting to the limited liability company status of such Texas Subsidiary Guarantor in Texas (the “Status Certificates”), (iv) with respect to each Texas Subsidiary Guarantor, evidence of franchise tax account status, dated March 1, 2024, from the Comptroller of Public Accounts of the State of Texas (the “Evidences”), and (v) certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the Indenture, the Registration Statement, and the Base Prospectus.

March 4, 2024

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have also assumed that upon issuance of any Guarantees by the Texas Subsidiary Guarantors, the amount of the Guarantees will not constitute an unlawful distribution pursuant to Section 101.206 of the Texas Business Organization Code.
Except as expressly set forth in this opinion letter, we have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, made or furnished to us in connection with the transactions contemplated by the Registration Statement.
The opinions expressed herein are limited in all respects to the Texas Business Organizations Code applicable to limited liability companies (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level).
We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Texas, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.
Based solely upon its Status Certificate and the applicable Evidence, each Texas Subsidiary Guarantor is a validly existing limited liability company in good standing under the laws of the State of Texas.

2.	Each of the Texas Subsidiary Guarantors has the limited liability company power and authority to enter into the Guarantees.
3.
Upon approval of a Guarantee by a Texas Subsidiary Guarantor by all limited liability company action required by applicable law and the governing documents of such Texas Subsidiary Guarantor, such Guarantee will be duly authorized by such Texas Subsidiary Guarantor.

With your consent, we have assumed (a) that each of the Debt Securities, Warrants and Units, and the Applicable Indenture, the Guarantees, warrant agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized by the parties thereto, and (c) no Texas Subsidiary Guarantor engages or proposes to engage in any industry, business, or activity, or own or propose to own any properties or assets, that causes or would cause such Texas Subsidiary Guarantor to be subject to any special federal, state, or local laws or regulations that are not applicable to business organizations generally, and we have with your permission relied upon such assumptions without any independent investigation or verification on our part.

March 4, 2024

With respect to our opinion in paragraph 1 above that each Texas Subsidiary Guarantor is in good standing in the State of Texas is based solely upon a statement of Franchise Tax Account Status as to each Texas Subsidiary Guarantor, dated as of March 1, 2024 obtained through the website of the Office of the Comptroller of Public Accounts of Texas (the “Comptroller’s Office”), which statement expressly states that, as of the date thereof, the right of such Texas Subsidiary Guarantor to transact business in Texas is “active.”  We note that, effective as of May 5, 2013, the Comptroller’s Office changed its procedure so that the terms “good standing” and “active” now mean that a relevant taxable entity’s right to transact business in Texas has not been forfeited by the Comptroller’s Office because of the entity’s failure to file franchise tax reports or pay franchise taxes; prior to this change in procedure, the term “good standing” meant that all franchise tax filing requirements had been met and no franchise tax was due.
To the extent that any obligations of the Company or the Texas Subsidiary Guarantors with respect to the Guarantees may be dependent on such matters, we have assumed for purposes of this opinion that, in the case of any agreement or instrument pursuant to which any Guarantees are to be issued, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.
We are qualified to practice law in the State of Texas, and, for purposes of this opinion letter, we express no opinions as to any law other than the Texas Business Organizations Code applicable to limited liability companies, as currently in effect. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any changes in the facts or law relating to the matters covered by this opinion that may hereafter come to our attention.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Bass, Berry & Sims PLC

Schedule I

Texas Subsidiary Guarantors

Entity	Jurisdiction
ACS Corrections of Texas, L.L.C.	Texas
Avalon Corpus Christi Transitional Center, LLC	Texas
Avalon Transitional Center Dallas, LLC	Texas
EP Horizon Management, LLC	Texas
Recovery Monitoring Solutions, LLC	Texas